SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 17, 2006
FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	0-12379	31-1042001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 High Street Hamilton, Ohio	45011
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 867-5447
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.
Item 2.02 Results of Operations and Financial Condition.
On February 23, 2006, First Financial Bancorp. announced the completion of its balance sheet restructuring that was previously announced in a press release dated February 1, 2006. First Financial sold $179 million in securities and reduced its borrowings from the Federal Home Loan Banks by $184 million. First Financial recognized an additional loss on the sale of securities of $498,000 or $0.01 per share and penalties associated with the prepayment of the borrowings of $4,295,000 or $0.07 per share in February of 2006. First Financial had previously recognized a loss of $6.5 million in its securities portfolio in the fourth quarter of 2005.
The completion of this strategy creates an estimated $3.8 million in annualized net interest income or $0.06 per share and an estimated 33 basis-point improvement in net interest margin.
Attached as Exhibit 99.1 hereto is a copy of the press release announcing the balance sheet restructure.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibit:
     99.1 Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ J. Franklin Hall

J. Franklin Hall Senior Vice President and Chief Financial Officer
Date: February 23, 2006

Form 8-K	First Financial Bancorp.
Exhibit Index

Exhibit No.	Description

99.1	First Financial Bancorp. Press Release dated February 23, 2006.